UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2010, Oxford Industries, Inc. (the “Company”) issued a press release announcing that, on that date, the Company acquired (the “Acquisition”) all of the outstanding capital stock of Sugartown Worldwide, Inc. (“Sugartown”) from SWI Holdings, Inc. (“Holdings”), pursuant to a stock purchase agreement, dated December 21, 2010 (the “Purchase Agreement”), by and among the Company, Holdings, Sugartown and the sellers party thereto (the “Sellers”).  Sugartown, the owner of Lilly Pulitzer®, is a marketer and distributor of dresses, sportswear and other products to specialty and department stores, as well as through its own direct to consumer channels.

The purchase price for the Acquisition was $60 million in cash, subject to adjustment based on net working capital as of the closing date.  The Company used borrowings under its U.S. credit facility and cash on hand to initially finance the transaction.  Of the $60 million purchase price, $8 million has been deposited into an escrow account pursuant to an escrow agreement and will be available to satisfy the Sellers’ indemnification obligations or any working capital deficits of Sugartown. The representations and warranties of the Sellers and Holdings in the Purchase Agreement will survive for 24 months following the closing of the Acquisition, except that specified fundamental representations and warranties (the “Fundamental Representations”), as well as certain specified indemnities (collectively, the “Surviving Obligations”), will survive for their applicable statute of limitations or, if there is no applicable statute of limitations, indefinitely.  Except with respect to the Fundamental Representations and the Surviving Obligations, among other things, the Sellers’ indemnification obligations are subject to a cap of $11 million.

In connection with the Acquisition, the Company entered into an earnout agreement dated as of December 21, 2010, by and among the Company, Sugartown, Holdings and the Sellers (the “Earnout Agreement”), pursuant to which the Sellers will be entitled to earn up to an additional $20 million in cash, in the aggregate, over the four years following the closing of the Acquisition based on Sugartown’s achievement of certain performance targets.

In addition, Scott A. Beaumont and James B. Bradbeer, Jr., the Sellers who are individuals, also entered into non-competition agreements pursuant to which such individuals have agreed (subject to specified exceptions) not to engage in certain activities for a period of five years after the closing of the Acquisition. Further, Scott A. Beaumont entered into an employment agreement with Sugartown pursuant to which he will serve as Chief Executive Officer of the Company’s Lilly Pulitzer Group (the “Employment Agreement”).

The foregoing summary of certain provisions of the Purchase Agreement, the Earnout Agreement and the Employment Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the agreement.  The Purchase Agreement, the Earnout Agreement and the Employment Agreement are filed as Exhibits 2.1, 10.1 and 10.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide factual information about the Company.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the contracting parties in connection with the execution of the Purchase Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders of the Company are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 as if fully set forth herein.

Item 7.01.  Regulation FD Disclosure.

The Acquisition represents another important step in the Company’s strategic plan to transform itself into a portfolio of diversified lifestyle businesses.  Lilly Pulitzer, similar to the Company’s other brands, has a distribution model that consists of both a direct to consumer business and wholesale distribution.  The direct to consumer business includes 16 company-owned retail stores as well as an ecommerce site that, combined, produce approximately 45% of total annual net sales of Lilly Pulitzer.  The primary wholesale distribution of Lilly Pulitzer, which is mainly on the east coast of the United States, is to better specialty stores, including “Lilly Pulitzer Signature Stores” which are operated by third parties under a license agreement.  Sales to Lilly Pulitzer Signature Stores represent approximately one-half of Lilly Pulitzer’s wholesale sales annually.  Additionally, Lilly Pulitzer products are distributed through upscale department stores. With its resort orientation, Spring and Summer are the most important seasons for Lilly Pulitzer.  As a result, approximately 60% of its sales and a substantial majority of its operating profit occur in the first half of the year. Lilly Pulitzer successfully launched its transactional e-commerce website in fiscal 2008 and the Company plans to continue to support the development of that business.

For fiscal 2011, the Company expects the Lilly Pulitzer Group to contribute sales in excess of $75 million and operating income in excess of $11 million, and to be accretive to earnings per share in excess of $0.40 per share.  Depreciation is expected to be approximately $1.2 million for the year. These amounts are before any amortization of intangible assets or other non-cash purchase accounting adjustments, including the write-up of inventory required under U.S. generally accepted accounting principles.  The impact of these non-cash purchase accounting adjustments may be significant, particularly in the fourth quarter of fiscal 2010 and the first quarter of fiscal 2011.  The fourth quarter of fiscal 2010 is also expected to include transaction expenses incurred by the Company in connection with the Acquisition.

The Company’s current estimates for Lilly Pulitzer’s results in fiscal 2011 do not take into consideration the benefits of any synergies that may be realized in connection with the Acquisition. The Company expects to evaluate opportunities for such benefits and anticipates the realization of some cost savings by the Lilly Pulitzer business.

Upon the anticipated closing of the previously announced sale of the Oxford Apparel Group at the end of the calendar year, the Company expects to have no outstanding borrowings under its U.S. credit facility.

The press release announcing the Acquisition is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The press release is furnished with this Current Report on Form 8-K and shall not be deemed to be filed herewith.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This report may include statements that are forward-looking statements within the meaning of the federal securities laws.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature.  The Company intends for all forward-looking statements contained herein or on its website, and all subsequent written and oral forward-looking statements attributable to it or persons acting on its behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995).  Important assumptions relating to these forward-looking statements include, among others, assumptions regarding the consummation and impact of potential acquisition or disposition activities, including the acquisition of Sugartown Worldwide, Inc., the owner of the Lilly Pulitzer brand, and the announced sale of substantially all of the Company’s Oxford Apparel Group, the impact of economic conditions on consumer demand and spending, demand for the Company’s products, timing of shipments requested by the Company’s wholesale customers, expected pricing levels, competitive conditions, the timing and cost of planned capital expenditures, costs of products and raw materials the Company purchases, access to capital and/or credit markets, expected outcomes of pending or potential litigation and regulatory actions and disciplined execution by key management.  Forward-looking statements reflect the Company’s current expectations, based on currently available information, and are not guarantees of performance. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond the Company’s ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to the Company or that the Company currently deems to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in the Company’s Annual Report on Form 10-K for the period ended January 30, 2010 under the heading “Risk Factors” and those described from time to time in the Company’s future reports filed with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d)                              Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 21, 2010, by and among Oxford Industries, Inc., Sugartown Worldwide, Inc., Sugartown Worldwide Holdings, Inc. and the other sellers party thereto.

10.1	Earnout Agreement, dated as of December 21, 2010, by and among Oxford Industries, Inc., Sugartown Worldwide, Inc., SWI Holdings, Inc. and the other parties thereto.

10.2	Employment Agreement, dated as of December 21, 2010, by and between Sugartown Worldwide, Inc. and Scott A. Beaumont.

99.1	Press Release issued by Oxford Industries, Inc. on December 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: December 21, 2010	By	/s/ Thomas C. Chubb III
		Name:	Thomas C. Chubb III
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 21, 2010, by and among Oxford Industries, Inc., Sugartown Worldwide, Inc., Sugartown Worldwide Holdings, Inc. and the other sellers party thereto.

10.1	Earnout Agreement, dated as of December 21, 2010, by and among Oxford Industries, Inc., Sugartown Worldwide, Inc., SWI Holdings, Inc. and the other parties thereto.

10.2	Employment Agreement, dated as of December 21, 2010, by and between Sugartown Worldwide, Inc. and Scott A. Beaumont.

99.1	Press Release issued by Oxford Industries, Inc. on December 21, 2010.